Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Proxim Wireless Solutions, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  February 6, 2009


BREAN MURRAY CARRET GROUP INC.
By: Vicali Services (BVI) Inc.
       Its Director

    By: /s/Susan Demers
        ------------------------
    Name: Susan Demers
    Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.                Q MANAGEMENT SERVICES (PTC) LTD.
AS TRUSTEE OF THE PQ II TRUST                   AS TRUSTEE OF THE PQ III TRUST

By: /s/Susan Demers                             By: /s/Susan Demers
    --------------------------                      ---------------------------
Name: Susan Demers                              Name: Susan Demers
Title: Director                                 Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.


By: /s/Susan Demers
    --------------------------
Name: Susan Demers
Title: Director


Phyllis Quasha

/s/ Phyllis Quasha
-------------------------------

Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).